EXHIBIT 10.12
                                  -------------

                                    AGREEMENT

         Agreement made and entered into as of the tenth day of July, 2003, between and among CCC GlobalCom Corporation (the "Company"), a Nevada corporation, Z. A. Hakim ("Hakim"), an individual, AMT Trading, Inc., a foreign corporation ("AMT"), and CCC Communications LTD., a foreign ("CCCC"). Hakim, AMT and CCC are sometimes collectively referred to as the "Hakim Group". The Company, Hakim, AMT and CCCC shall sometimes hereinafter be referred to collectively as the "Parties" and individually as a "Party".

                                    RECITALS
                                    --------

         As  of  the  date  of  this  Agreement,  the  Company  has  100,000,000 authorized shares of common stock, of which __________ are issued and outstanding. Hakim was a formerly and officer and a director of the Company. AMT and CCCC are affiliates of Hakim. Together, Hakim, AMT and CCCC own 8,939,482 shares (the "Hakim Group Shares") of the current, total issued and outstanding shares of common stock in the Company. The number of shares owned by each of Hakim, AMT and CCCC is set forth on Exhibit "A" attached hereto.

         The Company desires to redeem 6,939,428 of the Hakim Group Shares (the "Redeemed Shares") and Hakim, AMT and CCCC have agreed to transfer, assign and convey to the Company the Redeemed Shares pursuant to the terms and conditions set forth in this Agreement. Exhibit "A" sets forth the number of Redeemed Shares to be redeemed from each of Hakim, AMT and CCCC. The Hakim Group believes that as a result of the redemption of the Redeemed Shares, the Company may have increased opportunities to obtain additional financing.

         After the redemption of the Redeemed Shares, the Hakim Group shall collectively own a total of 2,000,000 shares of the Company's common stock (the "Retained Shares"). Each of the Retained Shares shall be subject to transfer and resale restrictions as set forth in this Agreement (the "Lockup Provisions").

         The Company and Hakim are also parties to that certain Employment Agreement dated effective February 16, 2001, a copy of which is attached hereto and incorporated herein as Exhibit "B". The Company and Hakim have agreed that it is in their best interests to terminate Hakim's employment with the Company.

         The Parties further desire to settle certain other issues and disputes upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT
                                    ---------

         NOW,  THEREFORE,  in consideration of this Agreement and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the Parties agree as follows:

         1. Recitals. The foregoing Recitals are incorporated herein by this reference and shall be deemed contractual and not mere recitals.

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

         2. Termination of Employment. The Parties acknowledge and agree that Hakim's employment with the Company shall be deemed terminated effective as of June 11, 2003. Hakim shall be entitled to compensation ("Severance Compensation") for a period of four months from the date June 11, 2003. The total Severance Compensation shall be $0.00, from which the Company shall deduct required taxes. The Severance Compensation shall be payable as follows: (i) a gross payment of $0.00 payable on __------__, 2003, (ii) a gross payment of $0.00 payable on __------__, 2003, (iii) a gross payment of $0.00 payable on __------__, 2003, and (iv) a gross payment of $0.00 payable on __------__, 2003.
The checks delivered to Hakim shall be net payments representing the net amount remaining after all required taxes and other government deductions are deducting from the gross amount of Severance Compensation.

         3. Redemption of Redeemed Shares. Hakim, AMT and CCCC each transfers, assigns and conveys to the Company, and the Company hereby redeems from each of Hakim, AMT and CCCC, all of the Redeemed Shares for $100 (the "Redemption Price") to be paid to each of Hakim, AMT and CCCC. Simultaneously with the Company's payment of the Redemption Price, each of Hakim, AMT and CCCC shall deliver to the Company, properly endorsed, all of the stock certificates that evidence the Redeemed Shares. The Redemption shall be deemed to have occurred upon the execution of this Agreement. The Company intends to cancel the Redeemed Shares. Each of Hakim, AMT and CCCC believes that the redemption of their shares by the Company upon the terms and conditions of this agreement is in each of their best interests.

         4. Resignation as Officer and Director. Effective June 11, 2003, Hakim resigned as an officer and director of the Company. Simultaneously with the execution of this Agreement, Hakim shall give the Company any and all information and documentation of any kind in his possession or control relating in any manner to the business activities and operations of the Company.

         5. Mutual Releases. Except as expressly reserved in this Agreement, the Company and Hakim hereby mutually waive, discharge, acquit and release any and all claims, demands, damages, losses, expenses, reimbursements, debts, payments, liabilities, costs and causes of action of every kind, nature and character, that they now have or may have in the future, whether now known or unknown, contingent or liquidated, against each other and all of their respective employees, officers, shareholders, directors, agents, representatives, attorneys, and all other related individuals and entities, in any way resulting from any fact, circumstance, event, happening, omission, or occurrence connected with, related directly or indirectly to, or arising from the Employment Agreement, the Company's business and Hakim's service as an employee, officer, Chief Executive Officer, Chairman of the Board and director of the Company.

         6. Lockup. Each of Hakim, AMT and CCCC agree, that upon the execution of this agreement, to enter into a Lockup Agreement in the Form of Exhibit C-1, C-2 and C-3 respectively, attached hereto and by this reference made a part hereof.

         7. Representations and Warranties of Hakim, AMT and CCCC. Each of Hakim, AMT and CCCC hereby represents and warrants to the Company, as of the date of this Agreement as follows:

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

              7.1 Each of Hakim, AMT and CCCC is the legal and beneficial owner of the Redeemed Shares free and clear of all liens, encumbrances, equities, and claims whatsoever.

              7.2 Each of Hakim, AMT and CCCC has the full legal right and power, and all approvals required by law to transfer, convey and deliver their respective shares in the manner provided herein, and such transfer, conveyance and delivery will not constitute a violation of, or a default under, any contract, law, instrument, or obligation to which he or it is a party or by which he or it is bound including, without limitation, any rights of first refusal, rights to purchase, first rights to purchase, options to purchase, or the like, otherwise applicable to the Redeemed Shares.

              7.3 None of Hakim, AMT and CCCC has relied on any representations or warranties of the Company, or any Company employee, officer, shareholder, director, agent or representative as to the value of the Redeemed Shares, the value, operations, finances or prospects of the Company, or their businesses, or otherwise.

         8. Survival of Representations and Warranties. All representations and warranties made by the Parties in this Agreement shall survive the execution and delivery hereof and the completion of the transactions contemplated hereby.

         9. Indemnification. Each Party agrees to indemnify, defend, and hold harmless the other Parties from and against any and all loss, liability, or damage, of any nature, arising out of or due to a breach of any representation, warranty, obligation or undertaking of such Party contained in this Agreement.

         10. Default; Remedies. In the event of a breach or default by any Party of any of its representations, warranties, duties, obligations, or covenants hereunder, any affected non-breaching Party shall send written notice of such breach or default to the breaching Party, who shall then have thirty (30) days in which to cure such breach or default. In the event that the breaching Party fails to cure the applicable breach or default within such thirty (30) day period, the affected non-breaching Party shall be entitled to exercise all remedies available to it, whether by agreement, at law, or in equity.

         11. Arbitration. Any controversy or dispute arising out of or in connection with this Agreement, which the Parties are unable to resolve within the time periods provided herein, may be submitted to arbitration by any Party. If a controversy or dispute is submitted to arbitration, such arbitration shall be conducted in accordance with and pursuant to the commercial arbitration rules of the American Arbitration Association. The decisions arising out of such arbitration shall be fully and finally binding upon all of the Parties. Any such arbitration shall take place in Houston, Texas. Judgment upon any award granted in such arbitration may be entered in any court where the arbitration takes place and any court having proper jurisdiction.

         12. General Provisions.

              12.1 Notices. All notices consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested) to such other address or addresses or telecopier numbers as any Party may from time to time designate by notice to the other Parties.

              12.2 Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

              12.3 Entire Agreement. This Agreement supersedes all prior agreements between the Parties with respect to its specific subject matter set forth herein and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to such subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

              12.4 Further Assurances. The Parties agree (i) to furnish upon reasonable request to each other such further information; (ii) to execute and deliver to each other such other documents; and (iii) to do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the purposes and intent of this Agreement and the documents referred to in this Agreement.

              12.5 Governing Law; Jurisdiction and Venue. The Laws of the State of Texas shall govern this Agreement, including, without limitation, the interpretation, construction and validity hereof. The Parties hereby irrevocably submit to the exclusive jurisdiction of any court, state or federal, in Harris County, Texas and further irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to a trial by jury in any action or proceeding arising out of or in connection with this Agreement or the subject matter hereof.

              12.6 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

              12.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original copy of the Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

              12.8 Assignments, Successors and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior, written consent of the other Parties, which consent may be withheld for any reason. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Notwithstanding anything contained in this Section 18.H. or elsewhere in this Agreement to the contrary, the Company shall be permitted to assign this Agreement in connection with the sale of all or substantially all of the assets or stock of the Company without the consent of any other Party.

              12.9 Interpretation. No provision of this Agreement will be interpreted in favor of, or against, any of the Parties hereto by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

              12.10 Attorney Fees and Expenses in the Event of Breach. In the event of a breach or default by one of the Parties hereunder (the Breaching Party"), such Breaching Party shall pay to the other Party or Parties (collectively, the "Non-breaching Party") enforcement and collection costs, including reasonable attorneys' fees and legal expenses, regardless of whether breach is ultimately cured, and regardless of whether formal legal proceedings are commenced.

              12.11 Captions. The captions used in this Agreement are for convenience only, and shall not be construed to limit or amplify the terms, conditions and provisions of this Agreement.


         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date above first written.

                                          CCC GlobalCom Corporation

                                          By:
                                             --------------------------------
                                               Paul Licata, CEO and President


                                          Z.A. HAKIM

                                          ------------------------------------

                                          AMT TRADING.


                                          By:
                                            ----------------------------------
                                                  Its: __________

                                          CCC COMMUNICATIONS


                                          By:
                                            ----------------------------------
                                                  Its: __________

                                   EXHIBIT "A"
                         Stock Ownership of Hakim Group

                                                                                           Shares Owned
Shareholder                           Shares Owned              Shares Redeemed          After Redemption

Z.A. Hakim                            ------------              ---------------         -----------------
AMT Trading                           ------------              ---------------         -----------------
CCC Communications                    ------------              ---------------         -----------------

Total                                    8,939,428                    6,939,428                 2,000,000

                                   EXHIBIT "B"
                              Employment Agreement

                                   EXHIBIT "C"
                                Lock-Up Agreement


                                       9